UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 14, 2020

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	LTRPA	The Nasdaq Stock Market LLC
Series B common stock	LTRPB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Liberty TripAdvisor Holdings, Inc. hereby files this Current Report on Form 8-K/A to amend Item 3.01 of the original Form 8-K filed with the Securities and Exchange Commission on April 16, 2020 for the sole purpose of revising its disclosure regarding the date by which the Company has to regain compliance with the MVPHS Requirement due to the receipt of the Tolling Notice from Nasdaq (as such terms are defined below).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 14, 2020, Liberty TripAdvisor Holdings, Inc. (the “Company”) received a letter (the “MVPHS Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the market value of publicly held shares (“MVPHS”) of the Company’s Series B common stock, par value $0.01 per share (the “Series B common stock”), for the last 30 consecutive business days was less than $1 million, which is the minimum market value of publicly held shares (the “MVPHS Requirement”) necessary for the Series B common stock to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5460(a)(2). Nasdaq generally defines “publicly held shares” as shares not held directly or indirectly by a director, officer or greater than 10% beneficial owner.

The MVPHS Notice does not result in the immediate delisting of the Company’s Series B common stock from the Nasdaq Global Select Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(D), and pursuant to the MVPHS Notice, the Company was provided 180 calendar days, or until October 12, 2020, to regain compliance with the MVPHS Requirement. On April 17, 2020, the Company received an additional notice from Nasdaq (the “Tolling Notice”), which stated that, due to current market conditions, Nasdaq has determined to toll the compliance period for the MVPHS Requirement through June 30, 2020. As a result, the new date by which the Company has to regain compliance with the MVPHS Requirement is December 28, 2020. To regain compliance, the MVPHS of the Company’s Series B common stock must be at least $1 million for at least ten consecutive business days at any point prior to December 28, 2020, at which point Nasdaq would provide written confirmation to the Company and close the matter.

The Company is presently evaluating its possible courses of action to regain compliance with the MVPHS Requirement. However, if the Company does not regain compliance by December 28, 2020, Nasdaq will provide notice to the Company that its Series B common stock is subject to delisting. In such event, Nasdaq’s rules permit the Company to appeal any delisting determination, but there can be no assurance the Nasdaq’s staff would grant the Company's request for continued listing. Alternatively, the Company may apply to have the Series B common stock quoted on the OTC Market. There can be no assurance that the Company will be able to regain compliance with the MVPHS requirement or maintain compliance with Nasdaq’s other continued listing requirements.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company regaining compliance with Nasdaq’s continued listing requirements and the transfer of the Company’s Series B common stock listing to quotation on the OTC Market and related expectations and assumptions. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished.

These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including those factors discussed in Part I, Item 1A, Risk Factors, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.  These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2020

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

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